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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 22, 1998



                           HANOVER COMPRESSOR COMPANY
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    DELAWARE                          1-3071                   75-2344249
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   (STATE OR OTHER                 (COMMISSION                (IRS EMPLOYER
     JURISDICTION OF              FILE NUMBER)              IDENTIFICATION NO.)
     INCORPORATION)


                12001 NORTH HOUSTON ROSSLYN, HOUSTON, TEXAS 77086
                -------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (281) 447-8787



                                       N/A
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 22, 1998, Hanover Compressor Company (the "Company") completed a $200 million, 5-year lease transaction arranged by Chase Securities Inc. The transaction has been structured as a sale lease back of compression equipment to Hanover Equipment Trust 1998A, a newly-formed Delaware business trust (the "Trust"), unrelated to the Company, any of its affiliates or any of its officers or directors. The equipment was sold to the Trust for $200 million, an amount as determined by an independent appraisal. Under the lease transaction, the compression equipment was sold to the Trust and leased back by the Company for a 5-year period and will continue to be deployed by the Company under its normal operating procedures. Additionally, the Company has the option to repurchase the equipment from the Trust at any time.

         Proceeds from the transaction will be used to repay borrowings under the Company's existing $200 million revolving credit facility with The Chase Manhattan Bank, as agent (the "Bank Credit Agreement"). At the completion of this transaction, the Company will have $180 million of availability under the Bank Credit Agreement to fund the Company's ongoing working capital requirements and expansion plans.

         As a result of the transaction, the Company's annual depreciation expense will decrease by approximately $7.5 million. The Company will incur annual operating lease expense of approximately $14 million (or 7% of the $200 million sales proceeds), an amount which approximates the annual interest expense of the Company's existing revolving credit debt that was repaid as a result of the sale.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) - (b) Not applicable.
                  (c) See Exhibit Index attached hereto and incorporated herein.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HANOVER COMPRESSOR COMPANY



                                     By:   /s/ MICHAEL J. MCGHAN
                                        -------------------------------
                                        Its: President and
                                          Chief Executive Officer


Date: August 4, 1998



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                                  EXHIBIT INDEX


Exhibit Number                                       Name
--------------                                       ----

(10.1) Lease dated as of July 20, 1998 between the Trust and the Company.

(10.2) Guarantee dated as of July 22, 1998 and made by the Company, Hanover/Smith, Inc., Hanover
                                    Maintech, Inc. and Hanover Land Company.

(10.3) Lessee's and Guarantor's Consent dated as of July 20, 1998 made by the Company,
                                    Hanover/Smith, Inc., Hanover Maintech, Inc.
                                    and Hanover Land Company.

(10.4)                              Participation Agreement dated as of July 22,
                                    1998 among the Company, the Trust, The Chase
                                    Manhattan Bank, as agent, Societe General &
                                    Financial Corporation, and Wilmington Trust
                                    Company.

(10.5) Security Agreement dated as of July 22, 1998 made by the Trust in favor of The Chase
                                    Manhattan Bank, as agent, with the Company joining by Joinder of Lessee.

(10.6)                              Lease Supplement No. 1 dated as of July 22,
                                    1998 between the Trust and the Company.

(99.1)                              Press Release dated July 22, 1998


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